UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASSOCIATED BANC-CORP
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ASSOCIATED BANC-CORP

Supplement No. 1 to

Proxy Statement dated March 17, 2025

This Supplement No. 1 to the Proxy Statement of Associated Banc-Corp (the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on March 17, 2025 (the “Proxy Statement”) in connection with the Annual Meeting of Shareholders to be held on April 29, 2025, is being filed solely for the purpose of correcting (i) the ages of Ms. Eileen A. Kamerick and Messrs. Gale E. Klappa and Owen J. Sullivan in the Proxy Statement, each of whom is an incumbent director of the Company and a nominee for director in the Proxy Statement, and (ii) the disclosure regarding the treatment and effect of abstentions and broker non-votes with respect to the proposals presented in the Proxy Statement.

The ages listed on pages 6 through 8 of the Proxy Statement for Ms. Eileen A. Kamerick and Messrs. Gale E. Klappa and Owen J. Sullivan are corrected to 66, 74 and 67, respectively.

The second sentence of the section entitled “Abstentions and Broker Non-Votes” on page 2 of the Proxy Statement is revised in full as follows: “Abstentions and broker non-votes will have no effect on the outcome of the vote for Proposals 1, 2, 3, and 4.”

This Supplement does not revise or update any other information set forth in the Proxy Statement, and it should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The date of this Proxy Statement Supplement is March 19, 2025.